EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS: That the undersigned, whose signature appears below, a director of Windstream Corporation (“Windstream”), acting pursuant to authorization of the Board of Directors of Windstream, hereby appoints Jeffery R. Gardner, Brent K. Whittington, and John P. Fletcher, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Windstream, to sign a Registration Statement on Form S-4 (or any successor form), together with all necessary exhibits, and any and all amendments (including post effective amendments) and supplements thereto, to be filed by Windstream with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of shares of Windstream common stock in connection with the merger of D&E Communications, Inc. with and into a wholly-owned subsidiary of Windstream, and granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand on the date set forth below.

Signature	Title	Execution Date

/S/ FRANCIS X. FRANTZ (Francis X. Frantz)	Chairman of the Board	May 22, 2009

/S/ DENNIS E. FOSTER (Dennis E. Foster)	Director	May 22, 2009

/S/ CAROL B. ARMITAGE (Carol B. Armitage)	Director	May 22, 2009

/S/ JEFFERY R. GARDNER (Jeffery R. Gardner)	Director	May 22, 2009

/S/ JUDY K. JONES (Judy K. Jones)	Director	May 22, 2009

/S/ FRANK E. REED (Frank E. Reed)	Director	May 22, 2009

/S/ SAMUEL E. BEALL III (Samuel E. Beall III)	Director	May 19, 2009

/S/ JEFFREY T. HINSON (Jeffrey T. Hinson)	Director	May 22, 2009

/S/ WILLIAM A. MONTGOMERY (William A. Montgomery)	Director	May 22, 2009